Exhibit 99.2

COMPANY CONTACT:	INVESTOR CONTACT:
Melvin Keating	Kellie Nugent
President and CEO	Shelton Investor Relations
408-855-4900	972-239-5119 Ext. 125
knugent@sheltongroup.com
Alliance Semiconductor Regains Compliance with Nasdaq Listing Standards and Announces New
Stockholder Meeting Date
SANTA CLARA, Calif.—(BUSINESS WIRE)—Dec. 5, 2005–Alliance Semiconductor Corporation (NASDAQ: ALSC, previously ALSCE) today announced that on December 1, 2005 the Company received notification from Nasdaq that the Company has regained compliance with Nasdaq’s Marketplace Rule 4310(c)(14), a violation of which caused Nasdaq to issue the Company a Staff Determination Letter on November 15, 2005. This violation was corrected after the Company filed its Form 10-Q for the quarter ended September 24, 2005 with the Securities and Exchange Commission. Consequently, the “E” appended to the Company’s ticker symbol will be removed, and starting at the opening of business on December 5, 2005, Alliance will again trade under the ticker symbol ALSC.
Alliance Semiconductor also announced that its annual meeting of stockholders will be held on January 12, 2006. The record date for determining stockholders eligible to participate in the annual meeting was December 2, 2005.
Forward-Looking Statements
This press release contains certain forward-looking statements, which can be identified by the use of words such as “will,” that are based on managements’ assessments as of the date hereof, include the assumptions that underlie such assessments and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: changes in Alliance’s competitiveness, business, products, management and opportunities, and other risks described in Alliance’s Form 10-K, Forms 10-Q and 8-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking statements in this press release.
- ### -